Exhibit 10.2

AEROFLEX INCORPORATED

35 South Service Road

Plainview, New York 11803

May 25, 2007

Re: Addendum to March 2, 2007 Letter Agreement

Dear Mr. Borow:

This Letter Agreement is entered into, effective as of the date hereof, between you and Aeroflex Incorporated ("Aeroflex" or the "Company"). Reference is made to that certain letter agreement between you and Aeroflex dated March 2, 2007 (the "March 2 Letter Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the March 2 Letter Agreement.

For purposes of computing your 2007 Bonus payable for the 2007 Fiscal Year, the Company agrees that, in addition to the amounts described in the March 2 Letter Agreement as not being considered and not reducing the Company's consolidated pre-tax earnings in computing your 2007 Bonus, to the extent the Company's consolidated pre-tax earnings for the fiscal year ended June 30, 2007 are reduced by the direct out-of-pocket fees and expenses actually accrued or paid by the Company to the Company's financial advisors identified in Section 3.24 of the Agreement and Plan of Merger by and among AX Holding Corp., AX Acquisition Corp., and the Company (the "AX Merger Agreement"), or the payment or accrual of the fees and expenses of the Company's outside legal advisors or other out-of-pocket fees and expenses actually accrued or paid by the Company in connection with the transactions contemplated by the AX Merger Agreement (including, without limitation, fees and expenses related to any stockholder litigation (including any settlement thereof) with respect to the transactions contemplated by either the Merger Agreement or the AX Merger Agreement), such fees and expenses shall not be considered and shall not reduce the Company's consolidated pre-tax earnings in computing your 2007 Bonus.

                Please indicate your agreement and acceptance of the terms of this Letter Agreement by executing both copies in the space indicated and returning one copy to Aeroflex.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Senior Vice President and Chief
Financial Officer

ACCEPTED AND AGREED TO:

/s/ Leonard Borow
Leonard Borow